Exhibit 99.3

VICTORY – PUSHING THE BOUNDARIES OF CONNECTIVITY. EVERYWHERE VICTORY: LEADER IN ULTRA HIGH-SPEED CONNECTIVITY SOLUTIONS COMPANY INFORMATION AT CHIP, CIRCUIT, SYSTEM, AND SOFTWARE LEVELS Founded in 2006, Victory is a leader in connectivity solutions with 116 patent applications Headquartered in Israel with ~270 employees CRITICAL TECHNOLOGY FOR SUPERIOR CONNECTIVITY (1) MARKET LEADER ADAS & AUTONOMOUS CARS TECHNOLOGY • Superior in-vehicle • Founder of • With new markets to conquer, connectivity widely deployed • Over 200 HDBaseT(2) Alliance with ubiquitous connectivity MILESTONES & GROWTH ROADMAP in Daimler cars members technology $3M 2010 • Validated as the baseline for • Growing and profitable st Audio-Video Product Launch the MIPI A-PHY standard due business 1 to superior performance Co-Founds the HDBaseT Alliance ~270 5-YEAR REVENUE FORECAST $9B with Samsung, LG, and Sony Employees, (3) (US$M) 2026 SAM Pictures with HQ in Israel $482 2012 $465M >25M $320 Cumulative Valens chipsets integrated into a Chips Sold to Date Revenue to date $197 wide range of products on the $120 21) market $67 $83 —116 (95) ~$67M / ~70% $57 Patent Applications 2021 Projected Rev. (2010 Audio-Video Business Becomes (Granted)(4) & Gross Margin 2020 2021 2022 2023 2024 2025 2026 Profitable INVESTMENT HIGHLIGHTS CAGR 2016 Redefining high-speed, zero latency(5) connectivity in Automotive 1st Mercedes Design Win—Enabling fewer cables, lower weight and lower cost Revenue—Rising number of sensors for ADAS requires high-speed connections to enable safety in ADAS & 2019 autonomous driving 33% Selected as the Basis of the MIPI—Victory’s technology selected as basis for industry-wide end-to-end in-vehicle connectivity A-PHY Standard Driver of the new MIPI A-PHY industry standard, positioned to become connectivity platform of choice—Leapfrogging other technologies 2020—Far ahead of the curve with fastest time to market On the Road in Mercedes Cars, in Strong take-ups by leading OEMs and robust customer pipeline a Project Estimated Revenues of Several Hundred Million Dollars—Deployed widely in Mercedes models and selling to auto Tier-1s. Awarded 2023 start of production (SOP) projects MIPI A-PHY Standard Released to Market & Adopted by IEEE—Active collaboration with leading players to integrate A-PHY-compliant chipsets into next-gen ADAS platforms $67M 2021E Massive structural growth in the automotive market —Global automotive semiconductor TAM is expected to reach $68B by 2026 Release of Industry’s 1st MIPI Victory’s automotive SAM reach $8B by 2026 26)—(infotainment, sensors, displays) is expected to —A-PHY Chipset (21 Leveraging leadership position in Audio-Video Connectivity Projected —Serving top Audio-Video players Revenue Collaborating with Leading OEMs 48% CAGR and Tier 1s on Next-Gen Projects—Market acceleration driven by Audio-Video demand with work-from-home and hybrid education—Well-defined roadmap to expand Audio-Video offering, strengthening market leadership position $482M 2026E Projected $67M revenue in 2021 at 70% gross margin, growing to ~$480M in 2026 and $1B+ in 2030 >50% Revenue from Automotive—70% of 2021 revenues already booked (as of March 20th, 2021) —Transaction accelerates business development and drives high growth and profitability Widespread Adoption of MIPI Experience team with a proven track record of value creation and execution A-PHY, Leading to Massive Revenue Boost EXECUTIVE LEADERSHIP WITH PROVEN TRACK RECORD $1B+ 2030E Dr. Peter Mertens Eyran Lida Surpass $1B Revenue Chairman of the Board Co-Founder & CTO +35 years in the automotive industry Inventor of HDBaseT technology with +75 patents under his name KEY INVESTORS Gideon Ben-Zvi Gideon Kedem $150M Capital Raised CEO SVP Automotive Business +30 years as a serial entrepreneur +30 years of experience in management roles in global leading semiconductor and EDA firms Dror Heldenberg Gabi Shriki CFO SVP Audio-Video Business +25 years of leadership in corporate financing, +20 years of experience in management roles M&A and business management in global firms in global leading semiconductor companies Note: (1) Advanced Driver Assistance. (2) Global standard for the transmission of ultra-high-definition video & audio, Ethernet, controls, USB and up to 100W of power over a single, long-distance, cable. (3) Combined SAM for Automotive and Audio-Video. (4) 21 patent applications pending. (5) Few micro-seconds of latency are commonly perceived in the industry as “zero latency”.

DISCLAIMER

Forward-Looking Statements

Certain statements in this teaser (“Teaser”), including the projections, are forward-looking statements. Forward-looking statements generally relate to future events or Victory’s (the “Company”) future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this Teaser include, but are not limited to: any downturn or volatility in economic conditions; the effects of COVID-19 or other epidemics, cyclicality in the semiconductor industry, any downturn in the Company’s end markets including automotive or audio-visual; changes in the competitive environment affecting the Company or their customers, including their inability to introduce new products or technologies; the impact of pricing pressure and erosion; supply chain risks; risks to the Company’s ability to protect their intellectual property and avoid infringement by others, or claims of infringement against them; and risks related to the fact that the Company is incorporated in Israel and governed by Israeli law.

Nothing in this Teaser should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company does not undertake any duty to update these forward-looking statements.

Use of Projections

This Teaser contains financial forecasts with respect to the Company’s projected financial results for the Company’s fiscal years 2021 through 2026. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including those described above under “Forward-Looking Statements.” Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Teaser should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Industry and Market Data; Trademarks, Service Marks and Copyrights

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